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                                                                     EXHIBIT 5.1

[VINSON & ELKINS LOGO]                                 VINSON & ELKINS L.L.P.
                                                       3700 TRAMMELL CROW CENTER
                                                       2001 ROSS AVENUE
                                                       DALLAS, TEXAS  75201-2975
                                                       TELEPHONE (214) 220-7700
                                                       FAX (214) 220-7716
                                                       www.velaw.com

July 7, 2004

Holly Energy Partners, L.P.
100 Crescent Court, Suite 1600
Dallas, Texas 75201

Ladies and Gentlemen:

         We have acted as counsel to Holly Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the registration under the Securities Act of 1933, as amended, of the offering and sale of up to 7,000,000 common units representing limited partner interests in the Partnership (the "Common Units").

         As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

         Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

         1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Act.

         2. The Common Units, when issued and delivered on behalf of the Partnership against payment therefor as described in the Partnership's Registration Statement on Form S-1 (File No. 333-113588) (such Registration Statement, as amended at the effective date thereof and together with the registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to the Common Units being collectively referred to herein as the "Registration Statement"), will be duly authorized, validly issued, fully paid and nonassessable.



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Holly Energy Partners, L.P.
Page 2
July 7, 2004

         We hereby consent to the reference to us under the heading "Validity of the Common Units" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                Very truly yours,

                                /s/ VINSON & ELKINS L.L.P.

                                VINSON & ELKINS L.L.P.